                          SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC 20549

                                 -------------------

                                      FORM 8-K/A

                                  Amendment No. 1 to
                    Current Report Pursuant to Section 13 or 15(d)
                        of the Securities Exchange Act of 1934

                           Date of Report (Date of earliest
                          event reported):  November 7, 1996

                                 -------------------

                                  NASH-FINCH COMPANY
                (Exact name of Registrant as specified in its charter)

        DELAWARE                        0-785                  41-0431960
  (State of Incorporation)        (Commission file           (IRS Employer
                                       number)              Identification No.)

  7600 FRANCE AVENUE SOUTH
     P. O . BOX 355
  MINNEAPOLIS, MINNESOTA                                          55440-0355
   (Address of principal                                          (Zip Code)
    executive offices)

 Registrant's telephone number, including area code         (612)  832-0534

                           -------------------------------

Item 7.  Financial Statements and Exhibits

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The audited consolidated balance sheets of Super Food Services, Inc. and subsidiaries as of August 26, 1995 and August 27, 1994 and the related audited consolidated statements of income and cash flows for each of the three fiscal years in the period ended August 26, 1995, including the independent public accountant's report thereon, dated October 19, 1995, as contained in Super Food Services, Inc.'s Form 10-K Annual Report for the fiscal year ended August 26, 1995, are incorporated by reference herein.

The unaudited consolidated balance sheets of Super Food Services, Inc. and subsidiaries as of May 4, 1996 and the related unaudited consolidated statements of income and cash flows for the period ending May 4, 1996, as contained in Super Food Services, Inc.'s Form 10-Q Quarterly Report for the quarterly period ended May 4, 1996, are incorporated by reference herein.

(b)  PRO FORMA FINANCIAL INFORMATION

In November 1996, Nash Finch Company (the "Company") acquired substantially all of the outstanding common stock, at $15.50 per share, of Super Food Services, Inc. ("SFS"). The aggregate cash purchase price paid by the Company was $171 million. The acquisition will be accounted for as a purchase.

In January 1996, the Company acquired substantially all of the assets of Military Distributors of Virginia, Inc. ("MDV"). The aggregate purchase price paid by the Company consisted of $56.0 million in cash plus the assumption of liabilities totaling an additional $54.0 million. The assets acquired included certain real property, leasehold interests in real property and equipment, fixed assets, inventory, receivables, supplies and contractual rights. The terms of the acquisition were the result of arm's-length negotiations between the parties, and the acquisition was accounted for as a purchase.

The accompanying unaudited pro forma combined financial statements are included herein as required by rules of the Securities and Exchange Commission ("SEC"). Such pro forma financial statements do not purport to be indicative of the results of future combined operations. The pro forma combined financial statements are based upon the historical financial statements of the Company, MDV and SFS, and should be read in conjunction with those historical financial statements as they appear elsewhere in this filing or previous filings with the SEC, as applicable. The historical financial information for Nash Finch at December 31, 1995, is derived from audited financial statements. All other historical financial information presented in these pro forma financial statements is derived from unaudited historical financial statements.

The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deemed appropriate. Final purchase accounting adjustments will be made on the basis of appraisals and evaluations and, therefore, may differ from the pro forma adjustments presented herein. However, management does not expect that the final allocation of the purchase price will materially differ from the amounts presented herein.

The unaudited pro forma combined balance sheet was prepared as if the transactions were consummated as of October 5, 1996. The unaudited pro forma combined statements of income for the year ended December 30, 1995 and for the nine months ended October 5, 1996 assume the acquisitions had been consummated as of January 1, 1995, the beginning of the fiscal year presented. The pro forma statements of income and the balance sheet presented have been adjusted for the effects of costs, expenses, assets and liabilities which might have been incurred or assumed had the acquisitions been effected on the dates indicated.

The pro forma combination of the Company and MDV, and the Company (including
MDV) and SFS has been prepared under the purchase method of accounting. Therefore, the purchase price for both acquisitions has been allocated based on the estimated fair values of the identified assets acquired and liabilities assumed. The excess purchase price over the fair value of net assets acquired has been recorded as goodwill in the accompanying pro forma financial statements and amortized over periods of 15 years and 25 years for MDV and SFS, respectively.

                 UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET
                  For Nash Finch Company as of October 5, 1996 and
                   Super Food Services, Inc. as of August 31, 1996
                                    (In thousands)


                                                                  Historical
                                                ---------------------------------------------
                                                 Nash Finch        Super Food                        Pro Forma
                                                  Company         Services, Inc.    Combined        Adjustments      Pro Forma
                                                ------------     ---------------   ----------       ------------     ----------
ASSETS
Cash and cash equivalents                       $    1,005           12,773           13,778                -           13,778
Accounts and notes receivable, net                 143,988           58,290          202,278                -          202,278
Inventories                                        226,092           63,341          289,433           11,100 (1)      300,533
Other current assets                                19,206           18,129           37,335            (575) (2)       36,760
                                                ----------         --------         --------         --------         --------
     Total Current Assets                          390,291          152,533          542,824           10,525          553,349

Investments and noncurrent receivables              13,412           38,275           51,687             (534) (3)      51,153
Property, plant and equipment, net                 198,813           59,331          258,144            6,175  (4)     264,319
Other assets                                        52,504            5,856           58,360           36,750  (5)      95,110
                                                ----------         --------         --------         --------         --------
     Total Assets                               $  655,020          255,995          911,015           52,916          963,931
                                                ----------         --------         --------         --------         --------
                                                ----------         --------         --------         --------         --------
LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term borrowings                           $        -            7,000            7,000                -            7,000
Current maturities of long-term obligations          7,304              991            8,295                -            8,295
Accounts payable                                   199,996           34,702          234,698                -          234,698
Accrued and other current liabilities               41,120           15,071           56,191            6,384 (6)       62,575
                                                ----------         --------         --------         --------         --------
     Total Current Liabilities                     248,420           57,764          306,184            6,384          312,568

Long-term debt, less current maturities            156,185           30,000          186,185          170,000 (7)      356,185
Capitalized lease obligations                        9,762           30,320           40,082                -           40,082
Deferred credits and other liabilities               9,808              325           10,133           14,118 (8)       24,251
Stockholders' equity                               230,845          137,586          368,431         (137,586)          230,845
                                                ----------         --------         --------         --------         --------

     Total Liabilities & Stockholders' Equity   $  655,020          255,995          911,015           52,916          963,931
                                                ----------         --------         --------         --------         --------
                                                ----------         --------         --------         --------         --------


See accompanying notes to unaudited pro forma financial statements

       Notes to the Unaudited Condensed Pro Forma Combined Balance Sheet
                           as of October 5, 1996.

(1) To adjust inventory which was substantially valued at LIFO, to current fair value.

(2)   Other current assets have been adjusted to reflect fair value.

(3) Adjustment to reflect the write off of an investment deemed to have no market value.

(4) Adjustment to reflect step-up in basis to fair value for property, plant and equipment based upon preliminary independent appraisals.

(5) Other assets include $7.1 million of other intangibles, $2.3 million of pension and deferred tax assets and $27.3 million in excess of fair market value of assets acquired of $27.3 million derived as follows:

      Purchase Price                                                      $ 175,642(a)
      Net book value of assets acquired                                    (137,586)
                                                                          ---------
                                                                             38,056

      Allocation of Purchase Price in excess of net assets acquired

      Adjust inventory to estimated fair value                              (11,100)
      Adjust property and equipment to estimated fair value                  (6,175)
      Record estimated fair value of other intangibles                       (7,100)
      Record deferred taxes associated with pro forma adjustments             8,080
      Record postretirement benefit obligation in excess of plan assets       1,900
      Previously recorded goodwill                                            4,351
      Adjust other assets to fair market value                                 (712)

                                                                          ---------
      Goodwill recorded upon acquisition                                  $  27,300
                                                                          ---------
                                                                          ---------

      (a)  Includes approximately $5.6 million of transaction costs.


(6) Accrued and other current liabilities have been adjusted to reflect the fair value of liabilities assumed. (primarily transaction costs)

(7) To record long-term debt associated with the acquisition. Debt was part of a $500 million unsecured revolving credit facility provided by a syndicate of banks, maturing five (5) years from the date of closing. The credit facility has a variable interest rate tied to movements in LIBOR.

(8) To record deferred tax liabilities, postretirement benefit obligations and liabilities related to loan and lease guarantees.

             UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF INCOME
    For the Nine Months ended October 5, 1996 for Nash Finch Company and for the
          Nine Months ended August 31, 1996 for Super Food Services, Inc.
                       (In thousands except per share amount)


                                                          Historical
                                               -----------------------------
                                                 Nash Finch     Super Food                     Pro Forma
                                                  Company (a)   Services, Inc.   Combined      Adjustments    Pro Forma
                                                --------------  --------------   ---------     -----------    ---------

Total sales and revenues                       $  2,423,603        903,528      3,327,131              -     3,327,131

Cost and Expenses:
  Cost of sales                                   2,098,129        808,418      2,906,547              -     2,906,547
  Selling, general and administrative
     and other operating expenses                   264,259         85,594        349,853              -       349,853

  Depreciation and amortization                      24,870          6,084         30,954          1,694(1)     32,648
  Interest expense                                    9,972          2,026         11,998          7,650(2)     19,648
                                                -----------      ---------      ---------      ---------     ----------
     Total costs and expenses                     2,397,230        902,122      3,299,352          9,344     3,308,696

     Earnings before income taxes                    26,373          1,406         27,779         (9,344)       18,435


Income taxes                                         10,681            551         11,232        3,738(3)         7,494
                                                -----------      ---------      ---------      ---------     ----------


     Net earnings                                 $  15,692            855         16,547         (5,606)        10,941
                                                -----------      ---------      ---------      ---------     ----------
                                                -----------      ---------      ---------      ---------     ----------

Earnings per share                                  $  1.43                                                        1.00
                                                -----------                                                 -----------
                                                -----------                                                 -----------

Weighted average number of common shares outstanding                                                            10,992
                                                                                                            -----------
                                                                                                            -----------

_____________________________________________________________

See accompanying notes to unaudited pro forma financial statements

(a) Includes results of operations for MDV from the date of acquisition (January 1996).

              UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF INCOME
                   For the Fiscal Year Ended December 30, 1995 (a)
                        (In thousands except per share amount)


                                                       Historical
                                               -----------------------------
                                                                Military
                                                             Distributors of                    Pro Forma
                                                 Nash Finch   Virginia, Inc.    Combined        Adjustment   Pro Forma
                                               ------------  ---------------   ----------       ----------  -----------

Total revenues                                 $  2,888,836        416,456      3,305,292              -      3,305,292

Cost and expenses:
    Cost of sales                                 2,469,841        388,750      2,858,591              -      2,858,591
    Selling, general and
      administrative, and other
      operating expenses                            350,201         17,805        368,006              -        368,006

    Depreciation and amortization                    29,406            703         30,109          2,924         33,033
    Interest expense                                 10,793          1,563         12,356          4,575         16,931
                                               ------------   ------------   ------------   ------------   ------------

         Total costs and expenses                 2,860,241        408,821      3,269,062          7,499      3,276,561

         Earnings before income taxes                28,595          7,635         36,230         (7,499)        28,731


Income taxes                                         11,181          3,054         14,235         (2,743)        11,492
                                               ------------   ------------   ------------   ------------   ------------

         Net earnings                          $     17,414          4,581         21,995         (4,756)        17,239
                                               ------------   ------------   ------------   ------------   ------------
                                               ------------   ------------   ------------   ------------   ------------

Earnings per share                             $       1.60
                                               ------------
                                               ------------

Weighted average number of common shares outstanding



                                                              Super Food        Combined      Pro Forma
                                                            Services, Inc.     Nash Finch     Adjustment      Pro Forma
                                                            --------------     ----------     ----------      ---------

Total revenues                                                   1,174,794      4,480,086              -      4,480,086

Cost and expenses:
    Cost of sales                                                1,054,104      3,912,695              -      3,912,695
    Selling, general and
      administrative, and other
      operating expenses                                            94,399        462,405              -        462,405

    Depreciation and amortization                                    7,948         40,981          2,258(1)      43,239
    Interest expense                                                 3,042         19,973         10,200(2)      30,173
                                                              ------------   ------------   ------------   ------------

         Total costs and expenses                                1,159,493      4,436,054         12,458      4,448,512

         Earnings before income taxes                               15,301         44,032        (12,458)        31,574


Income taxes                                                         5,922         17,414        (4,470)(3)      12,944
                                                              ------------   ------------   ------------   ------------

         Net earnings                                                9,379         26,618         (7,988)        18,630
                                                              ------------   ------------   ------------   ------------
                                                              ------------   ------------   ------------   ------------

Earnings per share                                                                                                 1.71
                                                                                                           ------------
                                                                                                           ------------

Weighted average number of common shares outstanding                                                            10,875
                                                                                                           ------------
                                                                                                           ------------


-----------------------------------------------------------------------
See accompanying notes to unaudited pro forma financial statements



(a) The financial statements of SFS have been brought within 93 days of Nash Finch's fiscal year and by adding subsequent interim results to the fiscal year's data and deducting the comparable preceding year interim results.

         Notes to Unaudited Condensed Pro Forma Combined Statements of Income
           For the Nine Months ended October 5, 1996 and Fiscal Year Ended
                                  December 30, 1995.

(1) Additional amortization and depreciation resulting from step-up in basis of property, plant and equipment and recording of goodwill.

(2) Interest expense associated with the financing of the acquisition and based on an interest rate of 6%. A 1/8 percent variance in interest rates would cause interest expense to fluctuate by $212,500 annually.

(3) To record income taxes at an estimated effective tax rate of 40%.

(c) EXHIBITS

23.1  Consent of Arthur Andersen LLP.

99.1 Audited consolidated balance sheets of SFS and subsidiaries as of August 26, 1995 and August 27, 1994, and the related audited consolidated statements of income and cash flows for each of the three fiscal years in the period ended August 26, 1995, including the independent public accountant's report thereon, dated October 19, 1995, as contained in the SFS Annual Report on Form 10-K for the fiscal year ended August 26, 1995.

99.2 Unaudited consolidated summary balance sheets of SFS and subsidiaries as of May 4, 1996, May 6, 1995 and August 26, 1995, and the related unaudited consolidated summary statements of income and cash flows for the periods ended May 4, 1996 and May 6, 1995, as contained in the SFS Quarterly Report on Form 10-Q for the quarterly period ended May 4, 1996.

                                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       NASH-FINCH COMPANY
                                       ------------------
                                       Registrant




Date:  January 31, 1997                BY: /s/ Lawrence A. Wojtasiak
                                           --------------------------
                                           Lawrence A. Wojtasiak
                                           Controller

                                    EXHIBIT INDEX


Exhibit  Document
-------  --------

23.1     Consent of Arthur Andersen LLP

99.1 Audited consolidated balance sheets of SFS and subsidiaries as of August 26, 1995 and August 27, 1994, and the related audited consolidated statements of income and cash flows for each of the three fiscal years in the period ended August 26, 1995, including the independent public accountant's report thereon, dated October 19, 1995, as contained in the SFS Annual Report on Form 10-K for the fiscal year ended August 26, 1995.


99.2 Unaudited consolidated summary balance sheets of SFS and subsidiaries as of May 4, 1996, May 6, 1995 and August 26, 1995, and the related unaudited consolidated summary statements of income and cash flows for the periods ended May 4, 1996 and May 6, 1995, as contained in the SFS Quarterly Report on Form 10-Q for the quarterly period ended May 4, 1996.